UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 26, 2016

Lightstone Value Plus Real Estate Investment Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55619	46-1140492
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 16, 2016, Lightstone Value Plus Real Estate Investment Trust III, Inc. (the “Company”) filed a Current Report on Form 8-K to disclose the Company’s acquisition of a 86-room select service hotel located in Lansing, Michigan which operates as the Hampton Inn - Lansing.

The Current Report on Form 8-K filed on March 16, 2016 was filed without the requisite financial information regarding the Hampton Inn - Lansing. Accordingly, we are filing this Amendment to the Current Report on Form 8-K to include such information.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Acquired Business. The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

Hampton Inn - Lansing

Financial Statements

Independent Auditors’ Report

Balance Sheets as of December 31, 2015 and 2014

Statements of Operations for the years ended December 31, 2015 and 2014

Statements of Equity for the years ended December 31, 2015 and 2014

Statements of Cash Flows for the years ended December 31, 2015 and 2014

Notes to Financial Statements

(b)	Unaudited Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K/A and is furnished herewith and incorporated herein by reference.

Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2015

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2015

Unaudited Notes to Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.

Date: May 26, 2016	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer

HAMPTON INN – LANSING

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of

Lightstone Value Plus Real Estate Investment Trust III, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of the select service hotel doing business as the Hampton Inn-Lansing, located in Lansing, Michigan, which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of operations, equity, and cash flows for each of the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hampton Inn-Lansing as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ EisnerAmper LLP

May 26, 2016

Iselin, New Jersey

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HAMPTON INN – LANSING

BALANCE SHEETS

	As of December 31, 2015	As of December 31, 2014

ASSETS
Real estate, net	$5,081,482	$5,491,802
Cash	80,330	72,786
Accounts receivable	41,001	82,914
Due from related party	200,000	200,000
Prepaid expenses	152,569	195,840

Total assets	$5,555,382	$6,043,342

LIABILITIES AND EQUITY

Accounts payable and accrued expenses	$69,035	$45,705
Mortgages payable	5,328,688	5,516,910

Total liabilities	5,397,723	5,562,615

Commitments and contingencies (See Note 5)

Equity	157,659	480,727

Total liabilities and equity	$5,555,382	$6,043,342

See accompanying notes to financial statements.

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HAMPTON INN – LANSING

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2015	2014

Revenues	$2,819,776	$2,610,138

Operating expenses:
Rooms	576,343	458,581
General and administrative	125,129	107,676
Marketing and sales	2,098	1,914
Property operation and maintenance	503,586	374,853
Utilities	138,091	91,043
Real estate taxes and insurance	128,721	136,059
Depreciation and amortization	416,053	415,913
Total operating expenses	1,890,021	1,586,039

Operating income	929,755	1,024,099

Interest expense	(292,823)	(300,885)

Net income	$636,932	$723,214

See accompanying notes to financial statements.

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HAMPTON INN – LANSING

STATEMENTS OF EQUITY

Balance, December 31, 2013	$777,513

Distributions	$(1,020,000)
Net income	723,214

Balance, December 31, 2014	$480,727

Distributions	(960,000)
Net income	636,932

Balance, December 31, 2015	$157,659

See accompanying notes to financial statements.

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HAMPTON INN – LANSING

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2015	2014
Cash flows from operating activities
Net income	$659,932	$723,214
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	416,053	415,913
Amortization of deferred financing costs	3,338	3,059
Changes in operating assets and liabilities:
Decrease/(increase) in accounts receivable	41,913	(66,751)
Decrease/(increase) in prepaid expenses	36,600	(36,600)
(Decrease)/increase in accounts payable and accrued expenses	330	24,288

Net cash provided by operating activities	1,158,166	1,063,123

Cash flows from investing activities
Purchase of investment property	(2,400)	-
Advances to related party	-	(100,000)

Net cash used in investing activities	(2,400)	(100,000)

Cash flows from financing activities
Proceeds from mortgage financings	-	5,900,050
Payment of loan fees and expenses	-	(66,743)
Payments on mortgages payable	(188,222)	(5,786,263)
Distributions paid to members	(960,000)	(1,020,000)

Net cash used in financing activities	(1,148,222)	(972,956)

Net increase in cash	7,544	(9,833)
Cash at beginning of year	72,786	82,619

Cash at end of year	$80,330	$72,786

Supplemental Cash Flow Information
Cash paid for interest	$(289,486)	$(297,826)

See accompanying notes to financial statements.

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HAMPTON INN – LANSING

Notes to Financial Statements

1.	Background and Organization

The financial statements, which consist of the Hampton Inn – Lansing, a 86-room select service hotel, located in Lansing, Michigan, constructed in 2013 (the “Hampton Inn – Lansing” or the “Company”), present the financial position, results from operations and cash flows of the Company.

The Hampton Inn – Lansing is owned and operated by Ontario Hospitality, Inc., an Ohio corporation (the “Owner”), an Ohio Corporation.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the realizability of accounts receivable, useful lives of real estate for purposes of determining depreciation expense and assessments as to whether there is impairment in the value of long-lived assets. Actual results could differ from those estimates.

Real Estate

Real estate is carried at cost less accumulated depreciation. Significant renovations and improvements which improve and/or extend the useful life of the asset are capitalized and depreciated over their estimated useful life.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are as follows:

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Classification	Years

Hotel and improvements	5 - 39
Furniture, fixtures and equipment	5

Maintenance, minor repairs and replacements are expensed when incurred.

Management evaluates the recoverability of its investments in real estate assets at the lowest identifiable level, the individual property level. The long-lived assets of the Hampton Inn – Lansing are reviewed for impairment whenever events or changes in circumstances indicated that the carrying amount of the asset may not be recoverable. An impairment loss is recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal is less than its carrying amount. There was no impairment loss during the years ended December 31, 2015 or 2014.

Cash

The Hampton Inn – Lansing maintains their cash in bank deposit accounts, which, at times, may exceed federally insured limits.  The Hampton Inn – Lansing have not experienced any losses in such accounts.  The Hampton Inn – Lansing believed it is not exposed to any significant credit risk on its cash.

Revenue Recognition, Accounts Receivable and Allowance for Doubtful Accounts

The Hampton Inn – Lansing’ revenues are primarily derived from room revenue. Room revenue is recognized as room-stays occur, which is the date upon which a guest occupies a room. Other revenue (such as telephone, food/beverage and parking) is recognized when services have been provided.  Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable that is estimated to be uncollectible. As of December 31, 2015 and 2014 no allowance for potential credit losses was necessary.

Due from related party

As of December 31, 2015 and 2014, due from related party represents an advance of $200,000 made to an entity also owned by the Company’s shareholders. The advance is noninterest bearing, unsecured and has no specified terms of repayment and is included in due from related party on the balance sheets.

Income Taxes

The Company is a corporation that has elected to operate under Subchapter S of the Internal Revenue Code for federal and state income tax purposes. Accordingly, federal and state taxable income is reportable on the income tax return of the shareholders. As a result of the entity being taxed as an S corporation, there is no federal or state income tax provision.

As of December 31, 2015 and 2014, the Company had no material uncertain income tax positions.

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3.	Real Estate

Real estate was comprised of the following:

	As of December 31, 2015	As of December 31, 2014
Land	$270,000	$270,000
Hotel and improvements	4,707,429	4,707,429
Furniture, fixtures and equipment	1,049,688	1,047,288

Total real estate	6,027,117	6,024,717
Less: accumulated depreciation	(945,635)	(532,915)

Real estate, net	$5,081,482	$5,491,802

Depreciation expense was $412,720 and $412,580 for the years ended December 31, 2015 and 2014, respectively.

4.	Mortgages Payable

Union Bank Construction Loan

In October 2012, the Company entered into a construction loan (the “Construction Loan”) to finance the development of the Hampton Inn - Lansing. The Hampton-Inn Lansing began operations in August 2013. The Company received additional borrowings of approximately $0.2 million in 2014, prior to the Union Bank Construction Loan of approximately $5.7 million being fully paid off with the proceeds from the Union Bank Loan and the SBA Loan.

Union Bank Loan

In November 2013, the Company entered into a $3.3 million loan (the “Union Bank Loan”). The Union Bank Loan has a term of 20 years maturing in October 2033, bears interest at 5.5% and requires monthly principal and interest payments of $22,971 through its stated maturity. The Union Bank Loan is collateralized by the Hampton Inn – Lansing. As of December 31, 2015 and 2014, the balance of the Union Bank Loan was $3.1 million and $3.2 million, respectively.

SBA Loan

In March 2014, the Company entered into a $2.4 million loan (the “SBA Loan”). The SBA Loan has a term of 20 years maturing in February 2034 bears interest at 3.28% and requires monthly principal and interest payments of $16,838 through its stated maturity. The SBA Loan is collateralized by the Hampton Inn – Lansing. As of December 31, 2015 and 2014, the balance of the SBA Loan was $2.2 million and $2.3 million, respectively. The Company paid deferred financing costs of $66,743, that is included in prepaid expenses on the balance sheets, in connection with the SBA Loan that are being amortized on a straight line basis over the life of the loan. Deferred financing costs of $3,338 and $3,059 were amortized and recorded as interest expense for the years ended December 31, 2015 and 2014, respectively.

The Union Bank Loan and the SBA Loan were fully paid off on March 10, 2016 in the amount of $5.3 million, in connection with disposition of the Hampton Inn – Lansing. (See Note 6)

5.	Commitments and Contingencies

Legal Proceedings

From time to time in the ordinary course of business, the Company may become subject to legal proceedings, claims or disputes.

As of the date hereof, the Hampton Inn – Lansing is not a party to any material pending legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on its results of operations or financial condition, which would require accrual or disclosure of the contingency and possible range of loss.

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Franchise agreement

On April 27, 2011, the Company entered into a franchise agreement with Hampton Inns Franchise LLC in order to operate under the Hampton Inn & Suites brand name. The franchise agreement provides for the payment of a monthly royalty fee equal to 7.0% of gross room sales, as defined, and a marketing fee of 6.0% of gross room sales. Approximately $363,334 and $348,005 in franchise fees (which are included property operation and maintenance expense in the statements of operations) were paid in connection with the franchise agreement for the years ended December 31, 2015 and 2014, respectively.

The franchise agreement was for a term of 30 years. The Company paid a franchise application fee of $100,000 that is included in prepaid expenses on the balance sheets and is being amortized on a straight line basis over the term of the franchise agreement. Amortization related to the franchise application fee expense was $3,333 for both the years ended December 31, 2015 and 2014 and is included in depreciation and amortization expense on the statements of operations.

6.	Subsequent Events

The Company has evaluated all events or transactions that occurred after December 31, 2015 through May 26, 2016, the date the financial statements were available to be issued.

On March 10, 2016, Ontario Hospitality Inc. completed the disposition of the Hampton Inn – Lansing for aggregate consideration of approximately $10.5 million, excluding transaction costs, to an unrelated third party. The Union Bank Loan and SBA Loan were paid off with the proceeds from the disposition.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On March 10, 2016, Lightstone Value Plus Real Estate Investment Trust III, Inc. (the “Company”), completed the acquisition of an 86-room select service hotel located in Lansing, Michigan (the “Hampton Inn - Lansing”) from an unrelated third party, for an aggregate purchase price of approximately $10.5 million, paid in cash, excluding closing and other related transaction costs. In connection with the acquisition, the Company’s advisor received an acquisition fee equal to 1.0% of the contractual purchase price, $105,000. The acquisition was funded with offering proceeds (a portion of the offering proceeds used were received in the first quarter of 2016).

The acquisition of the Hampton Inn - Lansing was accounted for under the purchase method of accounting with the Company treated as the acquiring entity. Accordingly, the consideration paid by the Company to complete the acquisition of the Hampton Inn - Lansing has been allocated to the assets acquired based upon their preliminary fair values as of the date of the acquisition. Approximately $1.2 million was allocated to land and improvements, $8.8 million was allocated to building and improvements, and $0.5 million was allocated to furniture and fixtures and other assets.

The pro forma allocation of the Hampton Inn - Lansing purchase price is based upon certain preliminary valuations and other analyses that have not been completed as of the date of this filing. Any changes in the estimated preliminary fair values of the net assets recorded for this transaction prior to the finalization of more detailed analyses will change the allocation of the Hampton Inn - Lansing value. As such, the pro forma allocations for this transaction are preliminary estimates, which are subject to change within the measurement period.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2015 is based on the Company’s historical consolidated balance as of December 31, 2015 and reflects the acquisition of the Hampton Inn - Lansing as if it had occurred on December 31, 2015.  The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2015 is presented as if the Company’s acquisition of the Hampton Inn – Lansing had been completed as of January 1, 2015.

The pro forma condensed consolidated balance sheet and statement of operations should be read in conjunction with the historical financial statements and notes thereto as filed in our Annual Report on Form 10-K for the year ended December 31, 2015 and the financial information and notes thereto of the Hampton Inn - Lansing included elsewhere herein. The pro forma condensed consolidated balance sheet and statement of operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on December 31, 2015 or January 1, 2015, nor does it purport to represent our future operations.  In addition, the unaudited condensed consolidated pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma condensed consolidated financial statements, which we believe are reasonable under the circumstances.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2015

(Amounts in thousands)

	Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiaries	Hampton Inn - Lansing	Pro Forma Adjustments		Pro Forma
ASSETS
Net investment property	$27,409	$5,081	$(5,081)	(a)	$37,909
			10,500	(b)
Cash	6,747	80	(80)	(a)
			(10,755)	(b)	(4,008)
Accounts receivable	-	41	(41)	(a)	-
Due from related party	-	200	(200)	(a)
Prepaid expenses and other assets	1,511	153	(153)	(a)
			150	(b)	1,661

Total assets	$35,667	$5,555	$(5,660)		$35,562

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable and other accrued expenses	$1,286	$68	$(68)	(a)	$1,286
Mortgages payable/promissory note	2,055	5,329	(5,329)	(a)	2,055

Due to related party	1,159	-	-		1,159
Distribution payable	188	-	-		188

Total liabilities	4,688	5,397	(5,397)		4,688

Total Company's shareholders' equity	30,277	158	(158)	(a)
			(105)	(b)	30,172

Noncontrolling interests	702	-	-		702

Total shareholders' equity	30,979	158	(263)		30,874

Total liabilities and shareholders’ equity	$35,667	$5,555	$(5,660)		$35,562

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(Amounts in thousands, except per share data)

	Lightstone Value Plus Real Estate Investment Trust III, Inc. and Subsidiaries	Hampton Inn - Lansing	Pro Forma Adjustments		Pro Forma

Revenues	$6,203	$2,820	$-		$9,023

Expenses:
Rooms	-	576	-		576
General and administrative costs	946	125			1,071
Marketing and sales	-	2	-		2
Property operating expenses	3,686	504	(37)	(d)	4,153

Utilities	-	138	-		138
Real estate taxes	251	129	-		380
Depreciation and amortization	747	416	(71)	(c)
			7	(f)	1,099
Total operating expenses	5,630	1,890	(101)		7,419
Operating income	573	930	101		1,604
Other expenses, net	(9)	-	-		(9)
Interest expense	(904)	(293)	293	(e)	(904)
Net (loss)/income	(340)	637	394		691
Less: net loss/(income) attributable to noncontrolling interest	-	-	-		-
Net (loss)/income applicable to Company's common shares	$(340)	$637	$394		$691

Net (loss)/income per Company's common shares, basic and diluted	$(0.20)	-	-		$.41

Weighted average number of common shares outstanding, basic and diluted	1,676	-	-		1,676

The accompanying notes are an integral part of these pro forma unaudited consolidated financial statements.

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands unless otherwise indicated)

1.	Basis of Pro Forma Presentation

The pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

The unaudited pro forma condensed consolidated financial statements of Lightstone Value Plus Real Estate Investment Trust III, Inc. (the “Company”) and the Hampton Inn - Lansing (acquired March 10, 2016) have been prepared based on the historical balance sheets of the Company and the Hampton Inn - Lansing as of December 31, 2015 and the historical consolidated statements of operations for the Company and the Hampton Inn - Lansing for the year ended December 31, 2015.

The Company and the Hampton Inn - Lansing employ accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management's opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of the Company and the Hampton Inn - Lansing have been made.

The acquisition of the Hampton Inn - Lansing has been accounted for under the purchase method of accounting with the Company treated as the acquiring entity. Accordingly, the value of the Hampton Inn - Lansing has been allocated to the assets acquired based upon their estimated preliminary fair values as of the date of the acquisition and has resulted in allocations of approximately $1.2 million, $8.8 million and $0.5 million to land and improvements, building and improvements and furniture and fixtures, respectively.

The pro forma allocation of the Hampton Inn - Lansing value is based upon certain preliminary valuations and other analyses that have not been completed as of the date of this filing. Any changes in the estimated preliminary fair values of the net assets recorded for this transaction prior to the finalization of more detailed analyses will change the allocation of the Hampton Inn - Lansing value. As such, the pro forma allocations for this transaction are preliminary estimates, which are subject to change within the measurement period.

The ongoing activity presented in these pro forma condensed consolidated financial statements represents the Company’s assets, liabilities, revenues and expenses that include ownership of the Hampton Inn - Lansing. This pro forma financial information is presented for illustrative purposes only, and is not necessarily  indicative of the consolidated operating results and consolidated financial position that might have been achieved had the transaction described above occurred on the dates indicated, nor are they necessarily indicative of the operating results and financial position that may occur in the future.

2.	Pro Forma Assumptions

Pro forma adjustments:

The accompanying unaudited pro forma financial statements have been prepared as if the acquisition was completed on December 31, 2015 for balance sheet purposes and January 1, 2015 for statement of operations purposes and reflect the following pro forma adjustments:

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a)	To reflect the elimination of the historical balance sheet of the Hampton Inn - Lansing as of December 31, 2015 as follows:

	Debit	Credit
Net investment property	$-	$5,081
Cash	-	80
Accounts receivable, net	-	41
Prepaid	-	153
Due from related party	-	200
Accounts payable and accrued expense	68	-
Mortgages payable	5,329	-
Total Company's shareholders' equity	158	-

	$5,555	$5,555

b)

Reflects the purchase of the Hampton Inn - Lansing, as if it occurred on December 31, 2015. The adjustment includes recording the properties at their preliminary fair value, approximately $0.1 million of acquisition and related costs and approximately $0.2 million of franchise application fees; as follows:

	Debit	Credit
Net investment property	$10,500	$-
Cash	-	10,755
Prepaid expenses and other assets	150
Total Company's shareholders' equity	105	-

	$10,755	$10,755

c)	Pro forma adjustment to depreciation expense to reflect the Company’s acquisition of the Hampton Inn - Lansing as if it occurred on January 1, 2015. The adjustment for the year ended December 31, 2015 represents a decrease in depreciation expense of approximately $71 resulting from the Company’s basis in the estimated fair value of the assets of the Hampton Inn - Lansing based on the preliminary allocation of the preliminary fair values. The Company computes depreciation using the straight-line method over the estimated useful lives of its real estate assets, which are approximately 39 years for buildings and improvements and 5 to 10 years for furniture and fixtures. The decrease in depreciation expense resulted primarily from the fact that the Company uses longer depreciable lives for building improvement than the Hampton Inn - Lansing.

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d)	Pro forma adjustment to property management and franchise fees to reflect the Company’s acquisition of the Hampton Inn - Lansing as if it occurred January 1, 2015. In connection with the acquisition of the Hampton Inn - Lansing, the Company entered into new property management and franchise agreements. The pro forma adjustment to account for the property management and franchise fees to reflect the acquisition as of January 1, 2015 resulted in a decrease of approximately $37 of property management and franchise fees for the year ended December 31, 2015.

e)	Pro forma adjustment to interest expense to reflect the Company’s acquisition of the Hampton Inn - Lansing with offering proceeds as if it occurred January 1, 2015. The adjustment represents a decrease of interest expense of approximately $293 for year ended December 31, 2015.

f)	Pro forma adjustment to amortization expense to reflect the Company’s acquisition of Hampton Inn - Lansing and the increase in the amount of amortization expense resulting from the amortization of franchise application fees as if it occurred January 1, 2015. The adjustment for the year ended December 31, 2015 represents an increase of amortization expense of approximately $7.

3.	Unaudited Pro Forma Earnings Per Share Data

The Company had no potentially dilutive securities outstanding during the period presented. Accordingly, pro forma earnings per share is calculated by dividing net income attributable to the Company’s common shareholders by the weighted-average number of shares of common stock outstanding during the period.

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